Exhibit 24.2

POWER OF ATTORNEY

WHEREAS, UNION ELECTRIC COMPANY, a Missouri corporation d/b/a Ameren Missouri (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement or registrant statements on an appropriate form and any amendments thereto, which may be jointly filed with Ameren Corporation, and/or Ameren Illinois Company (the “Co-Registrants”) registering (in addition to securities that may be registered by the Co-Registrants) an unspecified aggregate amount of securities which may be in the form of senior secured notes, first mortgage bonds, senior unsecured debt securities and preferred stock, or by a combination thereof, as authorized by the Company’s Board of Directors on May 24, 2012; and

WHEREAS, each of the below undersigned is a director of the Company;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Warner L. Baxter and/or Martin J. Lyons, Jr. and/or Gregory L. Nelson and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Registration Statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation, and hereby ratify and confirm all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 21st day of June, 2012:

Warner L. Baxter, Director	/s/ Warner L. Baxter

Daniel F. Cole, Director	/s/ Daniel F. Cole

Adam C. Heflin, Director	/s/ Adam C. Heflin

Martin J. Lyons, Jr., Director	/s/ Martin J. Lyons, Jr.

Michael L. Moehn, Director	/s/ Michael L. Moehn

Charles D. Naslund, Director	/s/ Charles D. Naslund

Gregory L. Nelson, Director	/s/ Gregory L. Nelson

STATE OF MISSOURI	)
) SS.
CITY OF ST. LOUIS	)

On this 21st day of June, 2012, before me, the undersigned Notary Public in and for said State, personally appeared the above-named directors of Union Electric Company, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Lynn M. Smith
Lynn M. Smith
Notary Public – Notary Seal
State of Missouri
Commission for St. Louis City
My Commission Expires Sept. 28, 2014
Commission # 10402618